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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-46274 of Sonic Automotive, Inc. on Form S-8 of our report dated February 26, 2001, appearing in the Annual Report on Form 10-K of Sonic Automotive, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
July 30, 2001